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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM 8-K

                                 Current Report

                     Pursuant To Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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         Date of Report (Date of earliest event reported): March 8, 2006

                                  TENNECO INC.
               (Exact Name of Registrant as Specified in Charter)




            Delaware                      1-12387                76-0515284
 (State or other jurisdiction of        (Commission         (I.R.S. Employer of
  incorporation or organization)        File Number)           Incorporation
                                                             Identification No.)



     500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS                  60045
       (Address of Principal Executive Offices)                 (Zip Code)


       Registrant's telephone number, including area code: (847) 482-5000



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 8.01      OTHER EVENTS

         Tenneco Inc. is filing this report on Form 8-K to clarify its intentions regarding the possibility of opening a manufacturing plant in Japan in response to a published report that misstates the company's position.

         On Tuesday, March 7, Nikkan Jidosha Shimbun, Japan's leading automotive trade news publication, published an article with the headline: "U.S. Tenneco to Open First Manufacturing Plant in Japan." The article's first sentence stated:
"Tenneco, a major U.S. car parts supplier, plans to launch a manufacturing plant in Japan to start manufacturing car parts locally." The article was based on an interview in Tokyo with Mark Frissora, Tenneco chairman, CEO and president. However, Frissora did not state in the interview that Tenneco was currently committed to building its first manufacturing plant in Japan. The company is asking the Nikkan Jidosha Shimbun to publish a correction.

         In the interview, Frissora stated that Tenneco is currently pursuing a new ride control business opportunity with a Japanese-based original equipment (vehicle) manufacturer (OEM). If the company wins this new piece of business, Frissora said the company may need to establish final assembly manufacturing capability in Japan. The new business, which has not yet been awarded, would launch in either 2008 or 2009. Tenneco anticipates that the Japanese OEM (which it is not identifying) will select a ride control supplier for the new business in either the second or third quarter of 2006.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        TENNECO INC.


Date:    March 8, 2006                  By: /s/ Timothy R. Donovan
                                           ----------------------------
                                           Timothy R. Donovan
                                           Executive Vice President and
                                           General Counsel